Exhibit 10.1

Execution Version

Voting and Support Agreement

This Voting and Support Agreement (this “Agreement”) is entered into as of May 14, 2024, among Alerus Financial Corporation, a Delaware corporation (“Acquiror”), and those directors and/or officers of HMN Financial, Inc., a Delaware corporation (the “Company”) whose names appear on the signature page of this Agreement and who own or control the voting of any shares of common stock of the Company (such stockholders collectively referred to in this Agreement as the “Principal Stockholders,” and individually as a “Principal Stockholder”).

Recitals

A.            As of the date hereof, each Principal Stockholder is the owner or controls the vote of certain shares of the Company’s common stock, $0.01 par value per share (“Company Stock”).

B.            Acquiror is contemplating the acquisition of the Company by means of a merger (the “Merger”) of the Company with and into Acquiror, all pursuant to an Agreement and Plan of Merger, dated as of May 14, 2024 (the “Merger Agreement”), between Acquiror and the Company.

C.            As a condition and inducement for Acquiror to enter into the Merger Agreement, each Principal Stockholder is entering into this Agreement.

Agreements

In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.              Definitions; Construction. All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Agreement as defined in the Merger Agreement. The parties hereby incorporate by this reference the principles of construction set forth in Section 12.2 of the Merger Agreement.

Section 2.              Representations and Warranties. Each Principal Stockholder, as to himself or herself and not jointly, represents and warrants that as of the date hereof, he or she:

(a)            owns beneficially and of record each of his or her shares of Company Stock;

(b)            has the sole, or joint with such Principal Stockholder’s spouse or any other Principal Stockholder, voting power with respect to such shares of Company Stock; and

(c)            has all necessary power and authority to enter into this Agreement and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Principal Stockholder, and is enforceable against such Principal Stockholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity.

Notwithstanding anything herein to the contrary, the parties acknowledge and agree that the provisions of this Agreement shall not be applicable to any shares of Company Stock allocated to the account of a Principal Stockholder under the Company ESOP.

Section 3.              Voting Agreement. Each Principal Stockholder hereby agrees that at any meeting of the Company’s stockholders however called, and in any action by written consent of the Company’s stockholders, such Principal Stockholder shall vote, or cause to be voted, all shares of Company Stock now or at any time hereafter owned or controlled by him or her at the time of such meeting of the Company’s stockholders or action by written consent:

(a)            for the approval and adoption of the Merger Agreement and in favor of the Merger and the other Contemplated Transactions as described in the Merger Agreement;

(b)            against any Acquisition Proposal involving any party other than Acquiror or an Affiliate of Acquiror; and

(c)            against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement.

Additionally, each Principal Stockholder hereby agrees that such Principal Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with this Section 3.

Section 4.              Additional Covenants. Except as required by law, each Principal Stockholder agrees that he or she will:

(a)            not, and will not permit any of his or her Affiliates (which shall not include any other Principal Stockholder or the Company) to, sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transferred or otherwise disposed of, any Company Stock owned of record or beneficially by such Principal Stockholder, whether such shares of Company Stock are owned of record or beneficially by such Principal Stockholder on the date of this Agreement or are subsequently acquired by any method, except: (i) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee); (ii) a transfer for estate and tax planning purposes, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement; (iii) with the prior written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed), for any sales, assignments, transfers or other dispositions necessitated by hardship; (iv) net settlement of a Principal Stockholder’s Company Stock Option to pay the exercise price thereof and satisfy any tax withholding obligations; (v) withholding of Company Stock in connection with vesting of any Company Restricted Stock to satisfy tax withholding obligations; and (vi) as Acquiror may otherwise agree in writing;

(b)            not vote or execute any action by written consent to rescind or amend in any manner any prior vote or action by written consent to approve or adopt the Merger Agreement or any of the other Contemplated Transactions except in compliance with Section 3; and

(c)            execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to comply with his or her respective obligations under this Agreement.

Section 5.              No Economic Benefit. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any of the Company Stock. All rights, ownership and economic benefits of and relating to the Company Stock shall remain and belong to the applicable stockholder and Acquiror shall have no power or authority to direct any stockholder in the voting of any of the Company Stock or the performance by any stockholder of its duties or responsibilities as a stockholder of the Company, except as otherwise provided herein. For the avoidance of doubt, this is a voting and support agreement only, and is not to be interpreted as a written consent to the Merger or as granting Acquiror a proxy to vote the Company Stock subject to this Agreement.

Section 6.              Termination. Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate on the earlier of: (a) the date of termination of the Merger Agreement as set forth in Article 10 thereof, as such termination provisions may be amended by Acquiror and the Company from time to time; (b) the date of the Company Stockholder Approval; (c) the date, if any, on which the Company publicly discloses that the Company Board has made a Company Adverse Recommendation; or (d) the date, if any, on which Acquiror discloses that the Acquiror Board has made an Acquiror Adverse Recommendation.

Section 7.              Amendment and Modification. This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the Company, Acquiror and each of the Principal Stockholders.

Section 8.              Entire Agreement. This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement and any written agreements related thereto. Except for the Merger Agreement, this Agreement supersedes any agreements among any of the Company, its stockholders or Acquiror concerning the acquisition, disposition or control of any Company Stock.

Section 9.              Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that Acquiror by reason of this Agreement shall not be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, the Company and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

Section 10.            Informed Action. Each Principal Stockholder acknowledges that he or she has had an opportunity to be advised by counsel of his or her choosing with regard to this Agreement and the transactions and consequences contemplated hereby. Each Principal Stockholder further acknowledges that he or she has received a copy of the Merger Agreement and is familiar with its terms.

Section 11.           Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 12.           Counterparts; PDF Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and accepted by portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.

Section 13.           Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Delaware applicable to agreements made and wholly to be performed in such state without regard to conflicts of laws.

Section 14.           Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and Acquiror, and their successors and permitted assigns, and the Principal Stockholders and their respective spouses, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of any Principal Stockholder. This Agreement may be assigned only by Acquiror, and then only to an Affiliate of Acquiror.

Section 15.           Directors’ Duties. The parties hereto acknowledge that each Principal Stockholder is entering into this Agreement solely in his or her capacity as a stockholder of the Company and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to (a) require any Principal Stockholder, in his or her capacity as a director and/or officer of the Company and/or the Bank, as applicable, to act or fail to act in accordance with his or her fiduciary duties in such director and/or officer capacity or (b) prohibit or otherwise impair the right or ability of any Principal Stockholder to exercise his or her fiduciary duties in his or her capacity as a director or officer of the Company, including by voting in his or her capacity as a director to effectuate a Company Adverse Recommendation, in each case, in accordance with the terms of the Merger Agreement. Furthermore, no Principal Stockholder makes any agreement or understanding herein in his or her capacity as a director and/or officer of the Company and/or the Bank. For the avoidance of doubt, nothing in this Section shall in any way limit, modify or abrogate any of the obligations of the Principal Stockholders hereunder to vote the shares of Company Stock owned by him or her in accordance with the terms of the Agreement and not to transfer any shares except as permitted by this Agreement.

Section 16.              WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION.

[Remainder of Page Intentionally Left Blank]

[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by its officer, on the day and year first written above.

ACQUIROR:

Alerus Financial Corporation

By:	/s/ Katie Lorenson

Name:	Katie Lorenson
Title:	President and Chief Executive Officer

[Signature Page to Company Voting and Support Agreement]

Principal Stockholders

/s/ Pamela K. Bishop
Name: Pamela K. Bishop

/s/ Jeffrey W. Bolton
Name: Jeffrey W. Bolton

/s/ Sequoya S. Borman
Name: Sequoya S. Borman

/s/ David R. Oeth
Name: David R. Oeth

/s/ Wendy S. Shannon
Name: Wendy S. Shannon

/s/ Mark E. Utz
Name: Mark E. Utz

/s/ Barbara Butts Williams
Name: Barbara Butts Williams

/s/ Hans K. Zietlow
Name: Hans K. Zietlow

/s/ Bradley C. Krehbiel
Name: Bradley C. Krehbiel

/s/ John J. Eberle
Name: John J. Eberle

/s/ Lawrence D. McGraw
Name: Lawrence D. McGraw

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